UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100 Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 2, 2012, Genmark Diagnostics, Inc. (the “Company”) reported that Richard B. Slansky was named as Chief Financial Officer of the Company effective April 23, 2012, succeeding Paul Ross, the Company’s former Chief Financial Officer. In connection with Mr. Ross’ separation from the Company and in exchange for Mr. Ross’ agreement to enter into a separation agreement and general release of claims in favor of the Company, the Company has agreed to (i) pay to Mr. Ross a salary continuation benefit of $100,000, less applicable taxes, payable in ten semi-monthly increments and (ii) reimburse Mr. Ross for the premiums for health coverage through COBRA for a maximum of five months, unless Mr. Ross earlier becomes eligible for health coverage through a subsequent employer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: May 2, 2012	/s/ Matthew R. Cohen
Matthew R. Cohen
Senior Vice President, General Counsel and Corporate Secretary